Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-53785, 333-80387, and 333-86224 of Columbia Sportswear Company on Form S-8 of our report dated March 3, 2004, appearing in this Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Portland, Oregon

March 3, 2004